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                                  EXHIBIT 10.8

                                [TTR Letterhead]

October 17, 2002

Mr. John C. Moore, III
Brean Murray & Co., Inc.
570 Lexington 12th Floor
New York, NY  10022

Each of the Signatories listed
On the signature page hereof

                     Re: Warrant and Agreements of June 2000
                         -----------------------------------

Dear John:

     Reference is made to the following instruments:

     (i) letter agreement between Brean Murray & Co., Inc. ("BM") and TTR Technologies, Inc., a Delaware corporation ("TTR"), dated as of June 19, 2000, pursuant to the terms of which BM was to provide TTR certain consulting services (the "Consulting Agreement"),

     (ii) indemnity agreement between BM and TTR dated as of June 19, 2000 pursuant to which, in connection with the services under the Consulting Agreement, TTR is to indemnify BM under certain limited circumstances (the "Indemnity Agreement"),

     (iii) warrant instruments originally issued to BM on or about June 1, 2000 and exercisable for a period of 5 years from the date of issuance thereof, entitling BM to purchase up to, in accordance with the terms thereof, (A) 125,000 shares of TTR's Common Stock, par value $0.001 (the "Common Stock"), at a per share exercise price of $6.50, (B) 125,000 shares of Common Stock, at a per share exercise price of $7.50, and (C) 100,000 shares of Common Stock, at a per share exercise price of $8.50, all in accordance with the terms thereof (collectively, the "BM Warrants"), and

     (iv) warrant instruments issued to the parties listed on SCHEDULE I hereto (collectively, "BM Assignees") upon the assignment by BM to such persons of all of its rights under the BM Warrants and following cancellation of the instrument evidencing the original BM Warrants (as so assigned, the "BM Assignee Warrants").

     By this letter agreement, BM, the BM Warrant Assignees and TTR desire to memorialize their agreement relating to certain agreements relating to subject matter of the Consulting Agreement, the Indemnity Agreement and the BM Warrants and the settlement of any other dispute or issue pending between them as of the date hereof.

     In consideration of the agreement of BM and each of the BM Warrant Assignees hereunder and the releases contained from each contained herein, TTR agrees to issue to BM and each of the BM Warrant Assignees, upon cancellation of all the BM Warrants and any replacement instruments issued to BM Warrant Assignees upon the assignment thereof, such number of shares of TTR's Common Stock (the "Settlement Shares") appearing opposite such party's name on SCHEDULE I hereto, all in accordance with the terms and provisions contained in the Security Exchange Agreement to be entered into between TTR and BM and each of the BM Warrant Assignees, a copy of which is attached hereto as SCHEDULE II (the

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"Security Exchange Agreement"). BM and each of the BM Warrant Assignees represent that the figure reflected opposite their respective name on SCHEDULE I under the column titled "Number of Shares Entitled to Under Existing Warrant" represents the aggregate maximum number of Shares of Common Stock that are issuable under the BM Warrants held by such party. All rights relating to the Settlement Shares shall be governed by the terms of the Security Exchange Agreement. In consideration of TTR's agreement to issue the Settlement Shares, BM and each of the BM Warrant Assignees agree that each of the BM Warrants and the replacement warrant instruments issued to the BM Warrant Assignees are not exercisable and are henceforth deemed null and void and of no continuing force or effect.

     Upon and in consideration of TTR's undertaking to issue the Settlement Shares, BM and each of the BM Warrant Assignees (in each case, on its behalf and on behalf of each of its respective agents, attorneys, successors, executors, assigns, estate and heirs) does hereby release and forever discharges TTR (and its past, present and future officers, directors, employees, shareholders, subsidiaries, affiliates, attorneys, agents, successors and assigns) and absolutely and unconditionally waives, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof relating to or arising as a result of any agreement between BM (or the BM Warrant Assignees) and TTR including without limitation, the Consulting Agreement, the Indemnity Agreement, the BM Warrant (or any replacement warrant instrument issued in connection with the assignment by BM to the BM Warrant Assignees of its rights thereunder), any other instrument or any claims for payment or compensation thereunder or otherwise. This release is not intended to release any undertaking or obligation of TTR contained in this agreement.

     Upon and in consideration of the agreements of BM and each of the BM Warrant Assignees herein, TTR (on its behalf and on behalf of each of its agents, attorneys, successors and assigns) does hereby release and forever discharge BM and each of the BM Warrant Assignees (and their respective past, present and future officers, directors, employees, shareholders, subsidiaries, affiliates, attorneys, agents, successors, assigns and heirs) and absolutely and unconditionally waives, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof relating to or arising as a result of any agreement between BM (or the BM Warrant Assignees) and TTR including without limitation, the Consulting Agreement, the Indemnity Agreement, the BM Warrant (or any replacement warrant instrument issued in connection with the assignment by BM to the BM Warrant Assignees of its rights thereunder), any other instrument or any claims for payment or compensation thereunder or otherwise. This release is not intended to release any undertaking or obligation of BM or any of the BM Warrant Assignees contained in this agreement.

     Upon your execution of this letter agreement, you undertake to return to TTR all copies in your file of the instruments representing the BM Warrant (including the replacement warrant instruments issued to the BM Warrant Assignees) marked "CANCELLED."

     Additionally, upon BM's execution of this Agreement, each of the Consulting Agreement and the Indemnity Agreement shall be deemed to have been terminated and neither TTR nor BM (or any of the BM Warrant Assignees) shall have any continuing obligations or rights thereunder.

     This letter agreement shall be governed by the laws of the State of New York. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York or the appropriate federal court sitting in the State of New York for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement. This agreement reflects the entire understanding of the parties

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hereto to the subject matter hereof and supercedes all previous or contemporaneous agreements or understandings relating thereto.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

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     If the foregoing reflects your agreement, then kindly evidence such agreement by signing and dating in the appropriate space provided below a copy of this instrument and returning to TTR such executed copy, along with a properly executed copy of the Security Exchange Agreement.

                                                        Daniel C. Stein,
                                                        Chief Executive Officer

ACCEPTED AND AGREED to by each
As of the date set forth

Brean Murray & Co., Inc.


By: /s/ A. Brean Murray
Name:    A Brean Murray                              10/25/02
Title    Chairman                                    Date

/s/ John C.Moore                                     10/28/02

John C. Moore, III                                   Date

/s/ Cliff H. Condrey                                 10/25/02

Cliff H. Condrey                                     Date

/s/ Barry Shagal                                     10/25/02

Barry Shagal                                         Date

/s/ Ashish Thadhani                                  10/25/02

Ashish Thadhani                                      Date

/s/ Russel Rowam                                     10/25/02

Russel Rowan                                         Date

/s/ Neil Richard                                     10/25/02

Neil Richard                                         Date

/s/ David Holzer                                     10/25/02

David Holzer                                         Date

/s/ Lance Zipper                                     10/25/02
Lance Zipper                                         Date

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